UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 29, 2008
Guaranty Financial Group Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33661	74-2421034

(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South
Austin, Texas	78746

(Address of Principal Executive Offices)	(Zip Code)
(512) 434-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 3.02 Unregistered Sales of Equity Securities.
     As previously disclosed, Guaranty Financial Group Inc. (the “Company”) entered into an Investment Agreement, dated May 26, 2008 (the “Investment Agreement”), with TRT Financial Holdings, LLC (the “Investor”) pursuant to which the Investor has agreed to purchase 7,423,333 shares of the Company’s common stock at a price of $5.17 per share (the market price of the Company’s common stock at close of business on May 21, 2008) for an aggregate purchase price of $38,378,630.68. At March 31, 2008, the Company had 37,302,096 shares of common stock issued and outstanding.
     On May 29, 2008, the Company, the Investor, Robert B. Rowling 2005 Grantor Retained Annuity Trust (the “RR 2005 Trust”), the Terry H. Rowling 2005 Grantor Retained Annuity Trust (the “TR 2005 Trust”), the Robert B. Rowling, Jr. Consolidation Trust (the “RR Consolidation Trust”) and the T. Blake Rowling Consolidated Trust 2003 (the “TR 2003 Trust”) and Robert B. Rowling (“Rowling” and along with the RR 2005 Trust, the TR 2005 Trust, the RR Consolidation Trust and the TR 2003 Trust, the “Investor Affiliates”) amended the Investment Agreement by entering into the First Amendment to Investment Agreement (the “Amendment”). Among other things, the Amendment was entered into to add the Investor Affiliates to the Investment Agreements as signatories.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
      On May 30, 2008, Robert B. Rowling was appointed to the board of directors of the Company. As part of the Investment Agreement, Investor has the right to nominate one person to be elected or appointed to the Company's board of directors for so long as Investor beneficially owns 10% of the Company's issued and outstanding common stock. Mr. Rowling's appointment became effective on May 30, 2008, the closing date of the issuance of 7,423,333 of the Company's common stock to Investor pursuant to the Investment Agreement.
     Mr. Rowling is the manager of Investor, an affiliate of TRT Holdings, Inc., and Trustee of each of the Investor Affiliates. As discussed above, the Company entered into the Investment Agreement and the Amendment pursuant to which Investor purchased 7,423,333 shares of the Company’s common stock at a price of $5.17 per share for an aggregate purchase price of approximately $38.4 million. Investor also agreed to purchase, a number of shares of a series of convertible preferred stock to be designated with the terms and attributes set forth in the Investment Agreement, such that Investor will beneficially own 19.9% of the total outstanding common stock, assuming full conversion immediately following such issuance. The per share purchase price of the convertible preferred stock to be purchased pursuant to the Investment Agreement will be the lower of $51.70 per share and the per share price at which any class or series of convertible preferred stock is issued by the Company to any third party on or prior to the expiration of the 120-day period following the issuance of the shares of common stock pursuant to the Investment Agreement, subject to adjustment for any stock split, reverse stock split, stock dividend, or other combination or division affecting shares of our common stock. Each share of convertible preferred stock initially will be convertible into 10 shares of common stock.
     The forgoing description of the Amendment is a summary and does not purport to be a complete description of all the terms of such agreement and is qualified in its entirety by reference to the First Amendment to Investment Agreement, attached as Exhibit 10.18 to Amendment No. 4 to the Company’s Registration Statement on Form S-1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	First Amendment to Investment Agreement, dated May 29, 2008, between the Company, the Investor and the Investor Affiliates. (Incorporated herein by reference to Exhibit 10.18 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, dated as of May 30, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	Guaranty Financial Group Inc.
	By:	/s/ Scott A. Almy
		Name:	Scott A. Almy
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX
10.1	First Amendment to Investment Agreement, dated May 29, 2008, between the Company, the Investor and the Investor Affiliates (Incorporated herein by reference to Exhibit 10.18 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, dated as of May 30, 2008).